UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

VIZCONNECT, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

VIZCONNECT, INC.

136 DWIGHT ROAD

LONGMEADOW, MASSACHUSETTS 01106

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of VizConnect, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the Common Stock of VizConnect, Inc. (the "Company" or “VizConnect”), a Nevada corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•

To file a Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 250,000,000 shares to 2,000,000,000 shares, par value $0.001 per share (the “Share Increase”).

The Share Increase is more fully described in the accompanying Information Statement. The written consent of a majority of the voting shareholders was in accordance with §320 and §390 of Chapter 78 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective. This information statement will be mailed on or about April __, 2015 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT APRIL _, 2015. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

March 6, 2015	/s/ Paul Cooleen
Paul Cooleen Director, President and Chief Executive Officer

2

VIZCONNECT, INC.

136 DWIGHT ROAD

LONGMEADOW, MASSACHUSETTS 01106

____________________________________________

INFORMATION STATEMENT

April__, 2015

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to VizConnect, Inc., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of VizConnect, Inc., a Nevada corporation (the “Company” or “We”) to inform the stockholders of actions already approved by written consent (the “Written Consent”) as of March 5, 2015 (the “Record Date”) by the majority voting stockholders, Paul Cooleen, Brian Dee and Edward Carroll (the “Majority Voting Stockholders”). As of the Record Date, the Majority Voting Shareholders of record held 30,115,200 shares of our common stock (the “Common Stock”) and three (3) shares of our Series A Preferred Stock (the “Preferred Stock”), which entitles the Majority Voting Shareholder to 490,662,438 shares in voting power. As a result, the Majority Voting Shareholder holdings represent approximately 79.9% of the total shareholder voting power as of the Record Date.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●	the filing of the Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 250,000,000 shares to 2,000, 000,000 shares, par value $0.001 per share (the “Share Increase”).

The Share Increase is more fully described in the accompanying Information Statement. The Written Consent was in accordance with the §320 and §390 of Chapter 78 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective. This information statement will be mailed on or about April __, 2015 to stockholders of the Record Date.

Pursuant to the Written Consent on March 5, 2015, the Majority Voting Stockholders approved the Share Increase to increase the authorized Common Stock of the Company from 250,000,000 shares to 2,000,000,000 shares of Common Stock.

The Actions were unanimously approved by our Board on March 5, 2015.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Voting Shareholders.

3

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate action taken by the Majority Voting Shareholder pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Voting Shareholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock and outstanding share of Preferred Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Voting Shareholders of the Company outstanding on the Record Date is required for approval of the Action.As of the Record Date, the Company had 153,515,746 shares of Common Stock and three (3) shares of Preferred Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.In addition, each Preferred Stock entitles the Majority Voting Shareholders to 153,515,746 shares in voting power as of the Record Date. Because the Majority Voting Shareholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither §78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Voting Stockholders.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 2,000,000,000 SHARES

The Company’s Articles of Incorporation authorized the issuance of 250,000,000 shares of Common Stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. On March 5, 2015, the Board of Directors of the Company approved the Certificate of Amendment of our Articles of Incorporation, which is attached hereto as Exhibit A, to increase the amount of authorized Common Stock of the Company from 250,000,000 shares to 2,000,000,000 shares of Common Stock, par value $0.001 per share (the “Share Increase”). The amount of authorized Preferred Stock remains unchanged.

The Board will file the Amendment with the Secretary of State of Nevada. The increase in our authorized Common Stock will become effective on the date of filing.

4

I. INCREASE IN AUTHORIZED SHARES

Reason for Increase in Authorized Shares

The Board believes that authorizing the Share Increase is in the best interest of the Company and its stockholders in that it will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, convertible debt and equity financings. As of March 5, 2015, we had 153,515,746 shares of Common Stock issued and outstanding and 85,397,155 shares of Common Stock reserved pursuant to certain outstanding convertible notes, leaving 11,087,099 (4.43% of its authorized) shares of Common Stock available for issuance, which we believe is an insufficientamount for our existing convertible notes to convert into Common Stock at the current terms (as described in the following paragraphs) and also to engage in various corporate purposes which may be identified in the future, including acquisitions, stock options, convertible debt and equity financings.

As of March 5, 2015 we had a total of fifteen convertible notes that may be converted into Common Stock at a variable discount to the market price at the time of conversion (the “Notes”). The aggregate amount of the Notes currently havean outstanding principal balance of $535,737, which may be convertible into shares of Common Stock based upon either i) the lowest closing price of our stock during certain number of trading days prior to the conversion date, subject to conversion price discountsthat vary from 50% to 60% discount,or ii) conversion price of $0.14 per share. Although it is difficult for us to accurately quantify the number of Common Stock that we will be required to issue upon such conversions, using the closing price of $0.001 on March 5, 2015, if all of the Company’s outstanding Notes were to be converted to our Common Stock, we would be required to issue approximately an additional 557,419,309 shares in addition to the shares reserved for the Notes, which exceeds the number of Common Stock available for issuance. If the closing price of our Common Stock on a note conversion date were to have declined below the March 5, 2015 closing price, the number of shares that we would be required to issue upon conversion of the Notes would be further proportionally increased. The Board believes that it is in Company and its stockholders’ best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without thedelay and expense associated with holding a special meeting of stockholders, as well as to allow, from time to time, it in meeting the obligations the Company has, or may have in the future, to issue shares of Common Stock. Although the Company has no other current financing plans, agreements or commitments for financing, if an opportunity should present itself, the Company may issue shares of Common Stock in connection with such a financing from time to time.

The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of VizConnect, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of our company are then listed. Under our Articles of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by our company, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of our company in order to maintain their proportionate ownership of our Common Stock.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the Share Increase is not related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

5

Authorized, but unissued shares of Common Stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of Common Stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue Common Stock in connection with the activities described above or otherwise.

The Share Increase will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Anti-Takeover Effects

Issuance of additional Common Stock may have the effect of deterring or thwarting persons seeking to take control of us through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as a merger. The Share Increase would permit us to issue additional shares of Common Stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination between us and another company. When, in the judgment of the Board, this action will be in the best interests of our shareholders and us, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares also could be privately placed with purchasers favorable to the Board in opposing such action. The existence of the additional authorized shares of our Common Stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board by diluting the number or rights of shares held by individuals seeking to control us by obtaining a certain number of seats on the Board. The issuance of shares to certain persons allied with management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of those seeking to cause such removal. The Share Increase is not being undertaken in response to any effort of which the Board is aware to enable anyone to accumulate shares of our Common Stock or gain control of us or our Common Stock. The purpose of the Share Increase is to provide us with additional shares of our Common Stock for acquisitions and other matters and not to provide any anti-takeover defense or mechanism on our behalf.

6

Other than the Share Increase, the Board does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the holders of our voting control. While it is possible that our management could use the additional authorized shares of our Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders, we have no intent, plans or proposals to use the unissued authorized shares of our Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Share Increase may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of the shareholders' interests.

Dissenter’s Rights of Appraisal

Neither of §78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board, consisting of the three members, Paul Cooleen, Brian Dee and Edward Carroll, approved the Amendment, and Majority Voting Stockholders of the Company further approved the Amendment. Paul Cooleen is the President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officer are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, the directors have not advised that they intend to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Record Date, the Company had 153,515,746 shares of Common Stock and three (3) shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of outstanding Preferred Stock is entitled to the number of votes equal to the number of Common Stock issued and outstanding on the date of such matters submitted for voting, or 153,515,746 votes as of the Record Date.

On March 5, 2015, the holders of 79.9% of the outstanding shares of our Common Stock and voting rights underlying the Preferred Stock respectively executed and delivered to the Company the Written Consent approving the actions set forth herein. Since the actions have been approved by the Majority Voting Stockholders, no proxies are being solicited with this Information Statement.

7

§78.320 of the Nevada Revised Statutes provide in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of March 5, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of March 5, 2015. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of March 5, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 136 Dwight Road, Longmeadow, Massachusetts 01106.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)		Series A Voting Preferred Stock		% Total
Name and Address of Beneficial Owner	No. of Shares	% of Class	No. of Shares	% of Class	Voting Power (2)
Directors and Officers
Paul Cooleen, President, Chief Executive Officer & Director	8,100,000	5.28%	1(2)	33.34%	26.32%

Brian Dee, Secretary and Director	13,978,200	9.11%	1(2)	33.33%	27.28%

Edward Carroll, Director	8,037,000	5.24%	1(2)	33.33%	26.31%
All officers and directors as a group (three persons)	30,115,200	19.63%	3	100%	79.9%

5% Security Holders: None

(1)

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)

Each share of the Preferred Stock is entitled to 153,515,746 votes on matters submitted to a vote of the shareholders as of the Record Date. Mr. Cooleen therefore controls 161,615,746 shares in voting power, or approximately 26.32% of the shareholder votingpower, Mr. Dee controls 167,493,946 shares in voting power, or approximately 27.28% of the shareholder voting power, and Mr. Carroll controls 161,552,746 shares in voting power, or approximately 26.31% of the shareholder voting power as of March 5, 2015.

8

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to VizConnect, Inc., 136 Dwight Road, Longmeadow, Massachusetts 01106. Attention: Paul Cooleen. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

Date: March __, 2015	/s/ Paul Cooleen
Paul Cooleen
President and Chief Executive Officer

9

EXHIBIT A

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

VIZCONNECT, INC.

VizConnect, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify:

FIRST: That a meeting of the Board of Directors of VizConnect, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered “THREE” so that, as amended, said Article shall be and read as follows:

To increase the authorized shares of common stock, par value $0.001 per share, from 250,000,000 to 2,000,000,000 shares.

The authorized preferred shares shall remain at 5,000,000 shares, par value of $0.001.

Such as: the total number of shares the company is authorized to issue is 2,005,000,000, of which 2, 000,000,000 are commonstock with the par value $0.001 and 5,000,000 are preferred stock with par value $0.001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 78.320 of the Nevada Revised Statutes at which meeting the necessary number of shares and votes as required by statute were voted in favor of the amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of law of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its officer thereunto duly authorized this _________ day of March, 2015.

VizConnect, Inc.

By:
Name:	Paul Cooleen
Title:	President and CEO

10